EXHIBIT 97.1

PROLOGIS, INC.

Incentive Compensation Recovery Policy

1.
Purpose

The purpose of the Incentive Compensation Recovery Policy (this “Policy”) of Prologis, Inc. (together with its affiliates, the “Company”) is to provide for the recovery of certain Incentive-Based Compensation in the event of an Accounting Restatement. This Policy is intended to comply with, and to be administered and interpreted consistent with, Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 promulgated under the Exchange Act (“Rule 10D-1”) and Listing Standard 303A.14 adopted by the New York Stock Exchange (“NYSE”) (the “Listing Standards”). Unless otherwise defined in this Policy, capitalized terms shall have the meanings set forth in Section 10 below.

2.
Policy for Recovery of Erroneously Awarded Compensation

In the event of an Accounting Restatement, the Company will recover reasonably promptly the amount of any Erroneously Awarded Compensation Received by an Executive Officer during the Recovery Period.

3.
Administration
3.1.
This Policy shall be administered by the Talent and Compensation Committee (the “Committee”) of the Board of Directors of Prologis, Inc. (the “Board”), except that the Board may determine to act as the administrator or designate another committee of the Board to act as the administrator with respect to any portion of this Policy other than Section 3.3 (the “Administrator”). The Administrator is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy.
3.2.
The Administrator is authorized to take appropriate steps to implement this Policy and may effect recovery hereunder by, among other things: (i) requiring payment to the Company, (ii) set-off, (iii) reducing or suspending compensation, or (iv) such other means or combination of means as the Administrator determines to be appropriate in its sole discretion.
3.3.
The Company need not recover Erroneously Awarded Compensation if and to the extent the Committee determines that such recovery is impracticable and not required under Rule 10D-1 and the Listing Standards because: (i) the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered after making a reasonable attempt to recover; (ii) recovery would violate home country law adopted prior to November 28, 2022, after obtaining the opinion of home country counsel acceptable to NYSE; or (iii) recovery would likely cause an otherwise tax-qualified broad-based retirement plan to fail the requirements of Section 401(a)(13) or Section

411(a) of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.
3.4.
Any determinations made by the Administrator under this Policy shall be final and binding on all affected individuals and need not be uniform with respect to each individual covered by this Policy.
4.
Other Recovery Rights; Company Claims

Any right of recovery pursuant to this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Company under applicable law or pursuant to the terms of any other compensation recovery policy of the Company that may be in effect from time to time, including in any employment agreement, plan or award agreement, or similar agreement and any other legal remedies available to the Company. Nothing contained in this Policy and no recovery hereunder shall limit any claims, damages, or other legal remedies the Company may have against an individual arising out of or resulting from any actions or omissions by such individual.

5.
Reporting and Disclosure

The Company shall file all disclosures with respect to this Policy in accordance with the requirements of federal securities laws.

6.
Indemnification Prohibition

Notwithstanding the terms of any indemnification or insurance policy or any contractual arrangement that may be interpreted to the contrary, the Company shall not indemnify any individual with respect to amount(s) recovered under this Policy or claims relating to the enforcement of this Policy, including any payment or reimbursement for the cost of third-party insurance purchased by such individual to fund potential clawback obligations hereunder.

7.
Amendment; Termination

The Board or the Committee may amend or terminate this Policy from time to time in its discretion as it deems appropriate and shall amend this Policy as it deems necessary to comply with applicable law or any rules or standards adopted by a national securities exchange or association on which the Company’s securities are listed; provided, however, that no amendment or termination of this Policy shall be effective to the extent it would cause the Company to violate any federal securities laws, Securities and Exchange Commission rule or the rules or standards of any national securities exchange or association on which the Company’s securities are listed.

8.
Successors

This Policy shall be binding and enforceable against all individuals who are or were Executive Officers and their beneficiaries, heirs, executors, administrators, or other legal representatives.

9.
Effective Date

This Policy is effective only for Incentive-Based Compensation Received by an Executive Officer on or after the Effective Date.

10.
Definitions. For purposes of this Policy, the following terms shall have the meanings set forth below:
10.1.
“Accounting Restatement” means an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any accounting restatement required to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
10.2.
“Effective Date” means October 2, 2023.
10.3.
“Erroneously Awarded Compensation” means the amount, as determined by the Administrator, of Incentive-Based Compensation received by an Executive Officer that exceeds the amount of Incentive-Based Compensation that would have been received by the Executive Officer had it been determined based on the restated amounts. For Incentive-Based Compensation based on stock price or total shareholder return (“TSR”) the Administrator will determine the amount based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or TSR upon which the Incentive-Based Compensation was received, and the Company will maintain documentation of the determination of that reasonable estimate and provide the documentation to NYSE. In all cases, the amount to be recovered will be calculated without regard to any taxes paid by the Executive Officer with respect of the Erroneously Awarded Compensation.
10.4.
“Executive Officers” means the Company’s current and former executive officers as determined by the Administrator in accordance with Rule 10D-1 and the Listing Standards. Generally, Executive Officers include any executive officer designated by the Board as an “officer” under Rule 16a-1(f) under the Exchange Act.
10.5.
“Financial Reporting Measure” means (i) any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and any measure derived wholly or in part from such a measure, and (ii) any measure based wholly or in part on the Company’s stock price or total shareholder return. A Financial Reporting Measure need not be presented within the Company’s financial statements or included in a filing with the Securities and Exchange Commission.
10.6.
“Incentive-Based Compensation” means any compensation granted, earned, or vested based in whole or in part on the Company’s attainment of a Financial Reporting Measure that was Received by an individual (i) on or after the Effective Date and after such individual began service as an Executive Officer, (ii) who served as an Executive Officer at any time during the performance period for the Incentive-Based Compensation and

(iii) while the Company had a listed class of securities on a national securities exchange or association.
10.7.
Incentive-Based Compensation is deemed to be “Received” in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of such Incentive-Based Compensation occurs after the end of that period.
10.8.
“Recovery Period” means the three completed fiscal years immediately preceding the date that the Company is required to prepare the applicable Accounting Restatement and any “transition period” as described under Rule 10D-1 and the Listing Standards. For purposes of this Policy, the “date that the Company is required to prepare the applicable Accounting Restatement” is the earlier to occur of (i) the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement, or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare an Accounting Restatement.

PROLOGIS, INC.
Incentive Compensation Recovery Policy

ACKNOWLEDGEMENT FORM

I, the undersigned, acknowledge and affirm that I have received and reviewed a copy of the Prologis, Inc. Incentive Compensation Recovery Policy, and agree that: (i) I am and will continue to be subject to the Prologis, Inc. Incentive Compensation Recovery Policy, as amended from time to time (the “Policy”), (ii) the Policy will apply to me both during and after my employment with the Company, and (iii) I will abide by the terms of the Policy, including, without limitation, by promptly returning any Erroneously Awarded Compensation to the Company to the extent required by, and in a manner determined by the Administrator and permitted by, the Policy. In the event of any inconsistency between the Policy and the terms of any employment agreement or offer letter to which I am a party, or the terms of any compensation plan, program, or agreement under which any compensation has been granted, awarded, earned or paid, the terms of the Policy shall govern.

Capitalized terms used but not otherwise defined in this Acknowledgement Form shall have the meanings ascribed to such terms in the Policy.

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Signature

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Print Name

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Date

WRITTEN CONSENT OF THE GENERAL PARTNER

OF

PROLOGIS, L.P.

November 28, 2023

The undersigned, Prologis, Inc., a Maryland corporation (the “General Partner”), being the general partner of Prologis, L.P., a Delaware limited partnership (“Prologis LP”), pursuant to the Delaware Revised Uniform Limited Partnership Act and the Thirteenth Amended and Restated Agreement of Limited Partnership of Prologis LP, as amended, does hereby consent to, and approve, the following actions:

WHEREAS, the General Partner has determined that it is in the best interests of Prologis LP to adopt the Incentive Compensation Recovery Policy, substantially in the form attached hereto in Exhibit A but with all references to the “Company” to refer to Prologis LP (the “Incentive Compensation Recovery Policy”), to comply with certain rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange;

NOW, THEREFORE, BE IT RESOLVED, that the Incentive Compensation Recovery Policy be, and hereby is adopted and approved;

FURTHER RESOLVED, that, notwithstanding anything to the contrary in the Incentive Compensation Recovery Policy, Prologis LP shall have the ability to amend or terminate the Incentive Compensation Recovery Policy;

FURTHER RESOLVED, the Incentive Compensation Recovery Policy shall be effective to the extent Prologis LP has securities listed on a national securities exchange;

RESOLVED, that each of the Authorized Officers of the General Partner (as defined below) be, and each hereby is, authorized and empowered to certify from time to time until amendment, modification, repeal or other alteration of the Incentive Compensation Recovery Policy, that such policy as approved by these resolutions, is in effect as of the effective date specified therein;

RESOLVED, that each of the Authorized Officers be, and each of them hereby is, authorized to take such further actions and to execute such other instruments or documents as such Authorized Officer may deem necessary or advisable to carry out the purposes of the foregoing resolutions, the taking of such actions or the execution of such instruments or documents to be conclusive evidence of the necessity or desirability thereof; and

RESOLVED, that for the purposes of these resolutions, the “Authorized Officers” shall mean and include, the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer, the General Counsel, the President, the Vice Chairman, the Chief Operating Officer, the Chief Customer Officer, the Chief Human Resources Officer, any President of a region, any Managing Director, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or an Assistant Secretary of the General Partner of Prologis LP.

IN WITNESS WHEREOF, the undersigned General Partner has executed this Written Consent as of the date first written above.

PROLOGIS, INC.

a Maryland corporation

By: /s/ Deborah K. Briones

Name: Deborah K. Briones

Title: Managing Director and Deputy General Counsel

WRITTEN CONSENT OF THE SOLE MEMBER

OF

PROLOGIS EURO FINANCE LLC

November 28, 2023

The undersigned, Prologis, a Maryland real estate investment trust, being the sole member (the “Sole Member”) of Prologis Euro Finance LLC, a Delaware limited liability company (the “Company”), pursuant to the provisions of the Delaware Limited Liability Company Act and the Limited Liability Company Agreement of the Company, does hereby consent to, and approve, the following actions:

WHEREAS, the Sole Member has determined that it is in the best interests of the Company to adopt the Incentive Compensation Recovery Policy, substantially in the form attached hereto in Exhibit A but with all references to the “Company” to refer to Prologis Euro Finance LLC (the “Incentive Compensation Recovery Policy”), to comply with certain rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange;

NOW, THEREFORE, BE IT RESOLVED, that the Incentive Compensation Recovery Policy be, and hereby is adopted and approved;

FURTHER RESOLVED, that, notwithstanding anything to the contrary in the Incentive Compensation Recovery Policy, the Company shall have the ability to amend or terminate the Incentive Compensation Recovery Policy;

FURTHER RESOLVED, the Incentive Compensation Recovery Policy shall be effective to the extent the Company has securities listed on a national securities exchange;

RESOLVED, that each of the Authorized Officers of the Sole Member, or the Company, (as defined below) be, and each hereby is, authorized and empowered to certify from time to time until amendment, modification, repeal or other alteration of the Incentive Compensation Recovery Policy, that such policy as approved by these resolutions, is in effect as of the effective date specified therein;

RESOLVED, that each of the Authorized Officers be, and each of them hereby is, authorized to take such further actions and to execute such other instruments or documents as such Authorized Officer may deem necessary or advisable to carry out the purposes of the foregoing resolutions, the taking of such actions or the execution of such instruments or documents to be conclusive evidence of the necessity or desirability thereof; and

RESOLVED, that for the purposes of these resolutions, the “Authorized Officers” shall mean and include, the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer, the General Counsel, the President, the Vice Chairman, the Chief Operating Officer, the Chief Customer Officer, the Chief Human Resources Officer, any President of a region, any Managing Director, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or an Assistant Secretary of the Sole Member or the Company.

IN WITNESS WHEREOF, the undersigned Sole Member has executed this Written Consent as of the date first written above.

PROLOGIS

a Maryland real estate investment trust

By: /s/ Deborah K. Briones

Name: Deborah K. Briones

Title: Managing Director and Deputy General Counsel